UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2013

Delaine Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-54583	27-2901464
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

393 Crescent Ave, Wyckoff, NJ 07481
(Address of principal executive offices, including zip code)

(201) 605-6638
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Contract

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2013, the Company appointed Pawel Girt as its Chief Financial Officer. With his appointment, Mr. Girt will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer. Concurrent with the effectiveness of Mr. Pawel Girt’s appointment, Mariusz Girt will relinquish his roles as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer and continue in his roles as President and Chief Executive Officer of the Company.

Mr. Pawel Girt is the brother of Mariusz Girt, the Company’s sole other officer or director. Other than the below described employment agreement, there have been no related transactions, and none are contemplated, that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

In connection with Mr. Girt’s appointment, the Company has entered into an employment agreement with Mr. Girt. The principal terms of the employment agreement are as follows:

The agreement has a term of two years unless otherwise terminated by it provisions and shall automatically renew for successive two year periods unless notice of termination is given ninety day prior to the anniversary date is given. Otherwise the agreement may only be terminated for cause as defined therein. Mr. Girt received a Sign On bonus of 5,000,000 unregistered shares of common stock. Mr. Girt will not receive any salary until such time the Company closes any single financing in excess of $500,000 and at such time a salary will be negotiated.

The foregoing description of the employment agreement with the Company’s Chief Financial Officer does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on March 11, 2013, the Company issued 3,525,000 shares of common stock to other three individuals for consulting services rendered by two individuals and to the Company’s newly appointed Chief Technology Officer. 3,000,000 shares were issued to Natalia Wlodarski, who consulted with the Company on its business structure and related transactions. The foregoing description of the consulting agreement with Natalia Wlodarski, does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 10, 2013 the Company entered into an enforceable, material contract not in the ordinary course of business with TAP Consulting, LLC., as an advisor and consultant to introduce key personnel to the Company, and aid the Company in its general business development. The foregoing description of the consulting agreement with TAP Consulting, LLC., does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. The consulting agreement requires the issuance of 10,000,000 shares of its common stock to TAP Consulting.

In total, the 18,525,000 shares issued represent 40% of the outstanding common stock last reported on Form 10-Q filed February 14, 2013. There are now 64,505,000 shares of common stock outstanding.

The shares were not registered under the Securities Act of 1933. The Registrant relied upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 for the above transaction in that the shares were offered and sold without general solicitation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective March 10, 2013, by and between Delaine Corp., and Pawel Girt
10.2	Consulting Agreement, effective March 11, 2013 by and between Delaine Corp., and Natalia Wlodarski
10.3	Consulting Agreement, effective March 10, 2013 by and between Delaine Corp., and TAP Consulting LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DELAINE CORPORATION

March 26, 2013	By:	/s/ Mariusz Girt
Mariusz Girt, President